Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
J. C. Penney Company, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (Registration Nos. 33-28390, 33-66070, 33-66072, 333-33343, 333-27329, 333-45536, 333-62066) and on Form S-3 (Registration Nos. 333-57019 and 333-103147-01) of J. C. Penney Company, Inc. of our reports dated March 25, 2005, with respect to the consolidated balance sheets of J. C. Penney Company, Inc. and Subsidiaries as of January 29, 2005 and January 31, 2004, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the three-year period ended January 29, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of January 29, 2005 and the effectiveness of internal control over financial reporting as of January 29, 2005, which reports appear in the J. C. Penney Company, Inc. 2004 Annual Report, which is incorporated by reference in this Annual Report on Form 10-K of J. C. Penney Company, Inc.

/s/ KPMG LLP

Dallas, Texas
April 7, 2005